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                                                                    EXHIBIT 23.1


                         CONSENT OF REHMANN ROBSON, P.C.


We consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the IBT Bancorp, Inc. Stockholder Dividend Reinvestment and Employee Stock Purchase Plan of our report dated January 31, 2003 relating to our audits of the consolidated financial statements of IBT Bancorp, Inc. for the years ended December 31, 2002, 2001 and 2000.


                                  /s/ Rehmann, Robson, P.C.
                                  Rehmann, Robson, P.C.
                                  Saginaw, Michigan
                                  June 24, 2003